EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated October 28, 1999 on the statement of condition and related securities portfolio of Van Kampen Focus Portfolios Insured Income Trust, Series 75 as of October 28, 1999 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Report of Certified Public Accountants."


                                                              GRANT THORNTON LLP

Chicago, Illinois
October 28, 1999